Sigma Labs Announces Financial Results for the First Quarter Ended March 31, 2017 and Provides Corporate Update

Conference Call To Be Held Today at 4:30pm Eastern Time

SANTA FE, N.M. – May 15, 2017 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a provider of quality assurance software under the PrintRite3D® brand, today announced financial results for the three months ended March  31, 2017 and provided a company update.

First Quarter 2017 Business Highlights and Recent Developments

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May 2017 – Sigma Labs unveiled PrintRite3D® INSPECT™ V.2.0 quality assurance software at RAPID + TCT 2017, North America's preeminent event for discovery, innovation, and networking in 3D manufacturing.

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April 2017 –  Sigma Labs announced a new contract with Solar Turbines, Incorporated, a subsidiary of Caterpillar Inc. (NYSE: CAT), which will implement Sigma Labs’ In-Process Quality Assurance™ (IPQA®) technology for the production of gas turbine components using metal additive manufacturing (“AM”).

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April 2017 – Sigma Labs released its OEM Developer's Kit for PrintRite3D® INSPECT™ quality assurance software version 2.0, an alpha version of which was placed with a European OEM partner to test, evaluate and incorporate into its AM 3D printers.

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April 2017 – Sigma Labs Board of Directors appointed John Rice as Chairman of the Board of Directors. Sam Bell, Frank Garofalo and John Rice were appointed to serve as independent directors during the first quarter 2017.

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March 2017 – Sigma Labs entered into a non-binding LOI with Morf3D to commence negotiations on a mutually acceptable M&A Agreement with respect to a proposed merger of Morf3D by Sigma Labs. It is anticipated that this transaction, if consummated, would help the Company achieve its goal of becoming a fully integrated business able to charge for materials selection, design and manufacturing and in-process quality assurance. It is further the goal that the combined entity would emerge as a fully integrated additive manufacturing company poised to serve the aerospace and defense industry, which is rapidly transitioning to 3D metal additive manufacturing and which could provide the kind of cost savings required to meet the $56 billion increase slated for the defense industry 2017 budget. The closing of the transaction is subject to definitive documentation and closing conditions, some of which are beyond the Company's control.

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March 2017 – Sigma Labs entered into a long term non-exclusive, multi-year commercial OEM agreement with Additive Industries B.V. of The Netherlands, which Sigma believes could generate several million dollars over the next few years.

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March 2017 – Sigma Labs completed funding a loan in the principal amount of $500,000 to Morf3D pursuant to a Secured Convertible Promissory Note dated March 27, 2017, to provide working capital to Morf3D to, among other things, lease an EOS M 400 system for Morf3D for Morf3D to expand production for contracts related to AM of high-precision aerospace and defense (“A&D”) components, in furtherance of Sigma Labs' strategic alliance and in contemplation of a possible acquisition of or merger with Morf3D.

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March 2017 – Sigma Labs entered a commercial alliance with Jaguar Precision Machine, LLC to expand its suite of integrated, advanced manufacturing services. Sigma Labs will license its PrintRite3D® software to Jaguar. The addition of Jaguar allows Sigma Labs to provide end-to-end 3D advanced component manufacturing capabilities, including: computer aided design (CAD); engineering (CAE); manufacturing (CAM); and inspection (CAI).

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March 2017 – Sigma Labs announced a contract with Aerojet Rocketdyne, a subsidiary of Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD), as a follow-on to last year’s award tied to a U.S. Air Force propulsion initiative for liquid-fueled rocket engine applications.

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February 2017 – Sigma Labs signed a commercial alliance with Morf3D to bring enhanced solutions for AM to the A&D sector including the future manufacture of certain 3D printed parts. Sigma Labs will license its PrintRite3D® software to Morf3D.

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February 2017 – Sigma Labs closed an underwritten public offering of 1,410,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock with gross proceeds from the offering, including the exercise of the over-allotment option, of approximately $5.8 million, before deducting underwriting discounts and commissions and other offering expenses. Sigma Labs completed a 1-for-2 reverse stock split and uplisted to the NASDAQ Capital Market, as well.

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January 2017 – Sigma Labs signed a commercial agreement with Pratt & Whitney, a unit of United Technologies Corp., for its PrintRite3D® software along with participation by Pratt & Whitney in Sigma Labs' Early Adopter Program.

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January 2017 – Sigma Labs entered into a long term non-exclusive, multi-year commercial OEM agreement with a leading European provider of cutting-edge products for additive manufacturing, which Sigma believes could generate up to $6 million over its duration.

“During the First Quarter of 2017, we made additional, significant progress in our further establishing the requisites for Sigma Labs and our partners to provide market leading, end to end 3D advanced manufacturing ecosystem capabilities including computer aided design (CAD); engineering (CAE); manufacturing (CAM); and inspection (CAI), with Web, IoT and cloud-based integration, designed to represent groundbreaking advancements in process control and real-time quality assurance,” said Mark Cola, President & CEO of Sigma Labs. “We are very pleased with the progress we have achieved in our client and OEM partner growth, as well, and we hope to realize increased revenue from our diversified channel growth strategies which include PrintRite3D® system sales, engineering consulting services including the Aerojet Rocketdyne Booster Propulsion program and Honeywell Aerospace for the DARPA Period 3 efforts, among others, as well as new contract manufacturing orders in connection with our contract AM service provider business and related activities from our strategic alliance and potential business combination with Morf3D. Sigma Labs also appointed its new Board of Directors in the first quarter 2017 and appointed John Rice Chairman in April 2017. We are especially pleased to welcome our new directors who will serve to steward Sigma Labs in its future growth and market leadership,” Mr. Cola concluded.

First Quarter Ended March 31, 2017 Financial Results

During the three months ended March 31, 2017, total revenue was $150,203, as compared to $358,455 in revenue during the same period in 2016. The decrease in revenue was primarily due to the completion of the GEA America Makes Program in 2016, providing three months of revenue in 2016 but no revenue in 2017, and the completion of the DARPA Phase II project in 2016, providing three months of revenue in 2016 but no revenue in 2017.

Net loss for the three months ended March 31, 2017 increased over the prior year and totaled $943,965 as compared to $470,667 for the same period in 2016. The increase in Net loss was primarily attributable to decreased revenue and higher expenses in the quarter.

Investor Conference Call

Management will host a conference call today, Monday, May 15, 2017 at 4:30pm to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session. To listen to the call by phone, interested parties within the U.S. should call 1-844-802-2441 and International callers should call 1-412-317-5134. All callers should ask for the Sigma Labs conference call. The conference call will also be available through a live webcast at www.sigmalabsinc.com. Details for the webcast may be found on the Company’s IR events page at http://client.irwebkit.com/sigmalabsinc/events. A replay of the call will be available approximately one hour after the end of the call through June 15, 2017. The replay can be accessed via Sigma Lab's website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international) or Canada Toll Free at 855-669-9658. The replay conference ID number is 10107055. The webcast replay will be available through 8/15/17.

About Sigma Labs, Inc.

Sigma Labs, Inc. is a provider of quality assurance software under the PrintRite3D® brand and a developer of advanced, in-process, non-destructive quality assurance software for commercial firms worldwide seeking productive solutions for advanced manufacturing. For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on March 31, 2017 and which may be viewed at http://www.sec.gov.

Investor Relations Contact:

Bret Shapiro

Managing Director

CORE IR

561-479-8566

brets@coreir.com

Sigma Labs, Inc.
Condensed Balance Sheets

	(Unaudited)
	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash	$4,633,046	$398,391
Accounts Receivable, net	157,354	288,236
Note Receivable, net	500,000	-
Inventory	200,973	187,241
Prepaid Assets	29,017	36,056
Total Current Assets	5,520,390	909,924

Other Assets:
Property and Equipment, net	558,310	564,933
Intangible Assets, net	237,365	226,450
Investment in Joint Venture	500	500
Prepaid Stock Compensation	165,208	167,562
Total Other Assets	961,383	959,445

TOTAL ASSETS	$6,481,773	$1,869,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$280,020	$112,175
Notes Payable, net of original issue discount $55,228 at March 31, 2017 and net of original issue discount $79,886 and net of debt discount $358,280 at December 31, 2106	944,772	561,834
Accrued Expenses	161,781	125,116
Total Current Liabilities	1,386,573	799,125
Long-Term Liabilities
Derivative Liability	-	93,206
Total Long-Term Liability	-	93,206

TOTAL LIABILITIES	1,386,573	892,331

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common Stock, $0.001 par; 7,500,000 shares authorized;
4,570,199 and 3,133,789 issued and outstanding at
March 31, 2017 and 2016, respectively	4,570	3,135
Additional Paid-In Capital	15,795,550	10,734,857
Accumulated Deficit	(10,704,919)	(9,760,954)
Total Stockholders’ Equity	5,095,201	977,038

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,481,773	$1,869,369

The accompanying notes are an integral part of these financial statements

Sigma Labs, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016

Revenues	$150,203	$358,455

COST OF REVENUE	74,534	107,581

GROSS PROFIT	75,669	250,874

EXPENSES:
Other General and Administration	643,795	395,488
Payroll Expense	376,621	215,589
Stock-Based Compensation	139,632	71,551
Research and Development	48,762	39,071
Total Expenses	1,208,810	721,699

OTHER INCOME (EXPENSE)
Interest Income	343	158
Other Income	152,068	-
Other Income-Decrease in fair value of derivative liabilities	93,206	-
Other Expense - Debt discount amortization	(56,441)	-
Total Other Income	189,176	158

LOSS BEFORE PROVISION FOR INCOME TAXES	(943,965)	(470,667)

Provision for income Taxes	-	-

Net Loss	$(943,965)	$(470,667)

Net Loss per Common Share - Basic and Diluted	$(0.25)	$(0.08)

Weighted Average Number of Shares Outstanding
- Basic and Diluted	3,835,875	3,116,865

The accompanying notes are an integral part of these financial statements

Sigma Labs, Inc. and Subsidiaries
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended
	2017	2016

OPERATING ACTIVITIES
Net Loss	$(943,965)	$(470,667)
Adjustments to reconcile Net Income (Loss) to Net Cash used in operating activities:
Noncash Expenses:
Amortization	6,526	5,002
Depreciation	39,623	42,868
Stock Compensation	140,671	71,551
Revaluation of derivative liability and debt discount related to notes payable	(93,206)	-
Note payable original issue discount	24,658	-
Note payable debt discount amortization	56,441	-
Change in assets and liabilities:
Accounts Receivable	130,882	(101,087)
Inventory	(13,732)	(74,057)
Prepaid Assets	7,039	16,622
Accounts Payable	167,845	105,633
Accrued Expenses	36,665	11,107
NET CASH USED IN OPERATING ACTIVITIES	(440,553)	(393,028)

INVESTING ACTIVITIES
Purchase of Furniture and Equipment	(33,000)	(25,430)
Purchase of Intangible Assets	(17,441)	(34,988)
Notes receivable	(500,000)	-
NET CASH USED IN INVESTING ACTIVITIES	(550,441)	(60,418)

FINANCING ACTIVITIES
Proceeds from issuance of common stock and warrants	5,225,649	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,225,649	-

NET CASH DECREASE FOR PERIOD	4,234,655	(453,446)

CASH AT BEGINNING OF PERIOD	398,391	1,539,809

CASH AT END OF PERIOD	$4,633,046	$1,086,363

Supplemental Disclosure for Cash Flow Information:
Cash paid during the period for:
Interest	$20,114	$-
Income Taxes	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
Issuance of Common Stock for services	$51,408	$-

The accompanying notes are an integral part of these financial statements